DRAFT (2): {circle}.02.04



                      THIRD DEED OF ACCESSION TO FUNDING 1
                                 DEED OF CHARGE



                            DATED [12TH MARCH], 2004


                        PERMANENT FUNDING (NO. 1) LIMITED

                                       AND

                         PERMANENT FINANCING (NO. 1) PLC

                                       AND

                         PERMANENT FINANCING (NO. 2) PLC

                                       AND

                         PERMANENT FINANCING (NO. 3) PLC

                                       AND

                         PERMANENT FINANCING (NO. 4) PLC

                                       AND

                              THE BANK OF NEW YORK

                                       AND

                                   HALIFAX PLC

                                       AND

                THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

                                       AND

                               JPMORGAN CHASE BANK

                                       AND

                      STRUCTURED FINANCE MANAGEMENT LIMITED



                                 ALLEN & OVERY
                                     LONDON

                                   CONTENTS

CLAUSE                                                                     PAGE

1.    Interpretation...........................................................2
2.    Representations and Warranties...........................................2
3.    Accession................................................................3
4.    Scope of the Funding 1 Deed of Charge....................................3
5.    Amendment to the Funding 1 Priority of Payments..........................4
6.    Further Amendments.......................................................4
7.    Application..............................................................5
8.    Notices and Demands......................................................5
9.    Choice of Law............................................................6

Signatories....................................................................7

APPENDIX

1.    Amended and Restated Funding Priority of Payments.......................11
      Part 1 Funding 1 Pre-Enforcement Revenue Priority of Payments...........11
      Part 2 Funding 1 Principal Priorities of Payments.......................16
      Part 3 Funding 1 Post-Enforcement Priority of Payments..................24

THIS THIRD DEED OF ACCESSION TO THE FUNDING 1 DEED OF CHARGE is made on 12th March, 2004

BETWEEN:

(1) PERMANENT FUNDING (NO. 1) LIMITED (registered number 4267660), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (FUNDING 1);

(2) PERMANENT FINANCING (NO. 1) PLC (registered number 4416192), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FIRST ISSUER);

(3) PERMANENT FINANCING (NO. 2) PLC (registered number 4623188), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the SECOND ISSUER);

(4) PERMANENT FINANCING (NO. 3) PLC (registered number 4907355), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the THIRD ISSUER);

(5) THE BANK OF NEW YORK, whose principal office is at One Canada Square, London E14 5AL in its capacity as Security Trustee;

(6) HALIFAX PLC (registered number 2367076), a public limited company incorporated under the laws of England and Wales, whose registered office is at Trinity Road, Halifax, West Yorkshire HX1 2RG, acting in its capacities as Cash Manager, Seller, Funding 1 Swap Provider, First Start-up Loan Provider (the FIRST START-UP LOAN PROVIDER), Second Start-up Loan Provider (the SECOND START-UP LOAN PROVIDER), Third Start-up Loan
      Provider (the THIRD START-UP LOAN PROVIDER) and Fourth Start-up Loan Provider (the FOURTH START-UP LOAN PROVIDER);

(7) THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND, established by an Act of the Parliament of Scotland in 1695, as amended, acting through its office situated at 116 Wellington Street, Leeds LS1 4LT, acting in its capacities as Account Bank and Funding 1 GIC Provider;

(8) JPMORGAN CHASE BANK acting through its office at 125 London Wall, London EC2Y 5AJ, acting in its capacity as Funding 1 Liquidity Facility Provider;

(9) STRUCTURED FINANCE MANAGEMENT LIMITED (registered number 3853947), a private limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE acting in its capacity as the Funding 1 Corporate Services Provider; and

(10) PERMANENT FINANCING (NO. 4) PLC (registered number 4988201), a public limited company incorporated under the laws of England and Wales, whose registered office is at Blackwell House, Guildhall Yard, London EC2V 5AE (the FOURTH ISSUER).

WHEREAS:

(A) Pursuant to the terms of an intercompany loan agreement dated [12th March], 2004 made between Funding 1 and the Fourth Issuer (the FOURTH ISSUER INTERCOMPANY LOAN

      AGREEMENT), the Fourth Issuer has agreed to make the Fourth Issuer Term Advances available to Funding 1 and Funding 1 has agreed to secure its obligations and other liabilities to the Fourth Issuer thereunder pursuant to the Funding 1 Deed of Charge.

(B) Pursuant to the terms of a start-up loan agreement dated [12th March], 2004 made between Funding 1 and the Fourth Start-up Loan Provider (the FOURTH START-UP LOAN AGREEMENT), the Fourth Start-up Loan Provider has agreed to make a subordinated loan to Funding 1 and Funding 1 has agreed to secure its obligations and other liabilities to the Fourth Start-up Loan Provider thereunder pursuant to the Funding 1 Deed of Charge.

(C) On the First Issuer Closing Date, Funding 1 agreed to provide the Security Trustee with the benefit of the security described in the Funding 1 Deed of Charge to secure Funding 1's obligations to the then Funding 1 Secured Creditors. The terms of the Funding 1 Deed of Charge permit Funding 1 to secure its obligations to a New Funding 1 Secured Creditor thereunder.

(D) On the Second Issuer Closing Date, the Second Issuer and the Second Start-up Loan Provider acceded to the Funding 1 Deed of Charge, pursuant to a deed of accession, made between the then Funding 1 Secured Creditors, the Second Issuer and the Second Start-up Loan Provider (the FIRST DEED OF ACCESSION).

(E) On the Third Issuer Closing Date, the Third Issuer and the Third Start-up Loan Provider acceded to the Funding 1 Deed of Charge, pursuant to a deed of accession, made between the then Funding 1 Secured Creditors, the Third Issuer and the Third Start-up Loan Provider (the SECOND DEED OF ACCESSION).

(F) The Fourth Issuer and the Fourth Start-up Loan Provider have agreed to enter into this Deed to accede to the provisions of the Funding 1 Deed of Charge.

(G) The Funding 1 Secured Creditors have agreed to enter into this Deed to, among other things, acknowledge and agree to such accession and to permit any consequential changes to the Funding 1 Priority of Payments set out in PART 1, PART 2 and PART 3 of Schedule 3 of the Funding 1 Deed of Charge as are required and any other amendment as may be required to give effect to this Accession Undertaking.

NOW THIS DEED WITNESSES as follows:

1.    INTERPRETATION

      The amended and restated master definitions and construction schedule signed by, amongst others, the parties to this Deed and dated 12th March, 2004 (as the same may be amended, varied or supplemented from time to time with the consent of the parties to this Deed) (the MASTER DEFINITIONS AND CONSTRUCTION SCHEDULE) are expressly and specifically incorporated into this Deed and, accordingly, the expressions defined in the Master Definitions and Construction Schedule (as so amended, varied or supplemented from time to time) shall, except where the context otherwise requires and save where otherwise defined herein, have the same meanings in this Deed, including the Recitals hereto and this Deed shall be construed in accordance with the interpretation provisions set out in CLAUSE 2 of the Master Definitions and Construction Schedule.

2.    REPRESENTATIONS AND WARRANTIES

2.1 The Fourth Issuer hereby represents and warrants to the Security Trustee and each of the Funding 1 Secured Creditors in respect of itself that as of the date of this Deed:

      (a) pursuant to the terms of the Fourth Issuer Intercompany Loan Agreement, Funding 1 has agreed to pay to the Fourth Issuer the amounts set out in the Fourth Issuer Intercompany Loan Agreement; and

      (b) the Fourth Issuer Intercompany Loan Agreement expressly provides that all amounts due from Funding 1 thereunder are to be secured by the Funding 1 Deed of Charge.

2.2 The Fourth Start-up Loan Provider hereby represents and warrants to the Security Trustee and each of the Funding 1 Secured Creditors in respect of itself that as of the date of this Deed:

      (a) pursuant to the terms of the Fourth Start-up Loan Agreement, Funding 1 has agreed to pay to the Fourth Start-up Loan Provider the amounts set out in the Fourth Start-up Loan Agreement; and

      (b) the Fourth Start-up Loan Agreement expressly provides that all amounts due from Funding 1 thereunder are to be secured by the Funding 1 Deed of Charge.

2.3 Funding 1 hereby represents and warrants to the Security Trustee and each of the Funding 1 Secured Creditors that as at the date of this Deed, the conditions to incurring further secured Financial Indebtedness set out in CLAUSE 2.2 (New Intercompany Loan Agreements) of the Intercompany Loan Terms and Conditions are satisfied.

3.    ACCESSION

      In consideration of the Fourth Issuer and the Fourth Start-up Loan Provider being accepted as Funding 1 Secured Creditors for the purposes of the Funding 1 Deed of Charge by the parties thereto as from the date of this Deed, each of the Fourth Issuer and the Fourth Start-up Loan
      Provider:

      (a) confirms that as from the date of this Deed, it intends to be a party to the Funding 1 Deed of Charge as a Funding 1 Secured Creditor;

      (b) undertakes to comply with and be bound by all of the provisions of the Master Definitions and Construction Schedule (as the same may be further amended, varied or restated from time to time) and the Funding 1 Deed of Charge in its capacity as a Funding 1 Secured Creditor, as if it had been an original party thereto;

      (c) undertakes to perform, comply with and be bound by all of the provisions of the Funding 1 Deed of Charge in its capacity as a Funding 1 Secured Creditor, as if it had been an original party thereto as provided in CLAUSE 31.8 (Funding 1 Secured Creditors) (including without limitation CLAUSES 8.4 (Priorities of Payment - After Service of an Intercompany Loan Acceleration Notice), 8.5 (Application of Monies Received After Intercompany Loan Acceleration Notice) and 9.2 (No Enforcement by Funding 1 Secured Creditors); and

      (d) agrees that the Security Trustee shall be the Security Trustee of the Funding 1 Deed of Charge for all Funding 1 Secured Creditors upon and subject to the terms set out in the Funding 1 Deed of Charge.

4.    SCOPE OF THE FUNDING 1 DEED OF CHARGE

      Funding 1, the Fourth Issuer, the Fourth Start-up Loan Provider and the Security Trustee hereby agree that for relevant purposes under the Funding 1 Deed of Charge and the Master Definitions and Construction
      Schedule:

      (a) the Fourth Issuer Intercompany Agreement and the Fourth Start-up Loan Agreement shall be treated as Funding 1 Agreements; and

      (b) the Fourth Issuer and the Fourth Start-up Loan Provider shall be treated as an Funding 1 Secured Creditors.

5.    AMENDMENT TO THE FUNDING 1 PRIORITY OF PAYMENTS

      The Funding 1 Secured Creditors agree to amend and restate the Funding 1 Priority of Payments set out in PART 1, PART 2 and PART 3 of Schedule 3 of the Funding 1 Deed of Charge in accordance with Appendix 1 hereto.

6.    FURTHER AMENDMENTS

6.1 CLAUSE 10 (General Covenants and Warranties) is hereby amended by the insertion of a new CLAUSE 10.8 as follows:

      10.8   LIQUIDITY RESERVE FUND

      (a) If, and for so long as, a Liquidity Reserve Fund Rating Event has occurred and is continuing, Funding 1 covenants and agrees that it will, in accordance with the priority of payments set out in
            Schedule 3, allocate funds to the Liquidity Reserve Fund.

      (b) For so long as a Liquidity Reserve Fund Rating Event has occurred and is continuing, Funding 1 covenants and agrees that withdrawals from the Liquidity Reserve Fund will only be made in accordance with the priority of payments set out in Schedule 3.

      (c) If a Liquidity Reserve Fund Rating Event has occurred but is no longer continuing, amounts standing to the credit of the Liquidity Reserve Fund shall be paid to the order of Funding 1.

6.2 CLAUSE 25.8(B) of the Funding 1 Deed of Charge is hereby amended by the deletion of CLAUSE 28.8(B) in it entirety and the insertion of the following to form a new CLAUSE 28.8(B):

      (b) Without prejudice to CLAUSE 26.6 (Consent of the Security Trustee) and subject to PARAGRAPH (C) below, the Security Trustee shall be required to give its consent to any modifications to the Mortgage Sale Agreement, the Servicing Agreement, the Cash Management Agreement, the Funding 1 Deed of Charge, the Funding 1 Liquidity Facility Agreement, the Funding 1 Swap Agreement, the Intercompany Loan Terms and Conditions, the Bank Account Agreement and the Master Definitions and Construction Schedule that are requested by Funding 1 or the Cash Manager, provided that (i) the Funding 1 Liquidity Facility Provider and the Funding 1 Swap Provider provide written confirmation to the Security Trustee consenting to such modification of any and all of those documents listed under this PARAGRAPH (B) to which they are, respectively, a party (such consent not to be unreasonably withheld) and in any event such consent shall be deemed to be given by each of the Funding 1 Liquidity Facility Provider and the Funding 1 Swap Provider (as the case may be) if no written response is received by the Security Trustee from each party, respectively, by the tenth Business Day after the Security Trustee's request for such consent and (ii) Funding 1 or the Cash Manager, as the case may be, has certified to the Security Trustee in writing that such modifications are required in order to accommodate:

             (i) the entry by Funding 1 into New Intercompany Loan Agreements, the issue of new types of notes by New Issuers and/or the addition of other relevant creditors to the Transaction Documents;

             (ii) the inclusion of Funding 2 as a beneficiary of the Mortgages Trust;

             (iii) the issue of notes by Funding 2;

             (iv)  the assignment of New Loan Types to the Mortgages Trustee;

             (v) changes to the General Reserve Fund Required Amount the Liquidity Reserve Fund Required Amount and/or the manner in which the Reserve Funds are funded;

             (vi) changes to be made to the definitions of Asset Trigger Event and Non-Asset Trigger Event; and/or

             (vii) the inclusion in the Transaction  Documents of an Additional
                   Funding 1 Liquidity Facility pursuant to the terms of the Funding 1 Deed of Charge.

7.    APPLICATION

      Prior to and following enforcement of the Funding 1 Security all amounts at any time held by Funding 1, the Cash Manager or the Security Trustee in respect of the security created under this Deed shall be held and/or applied by such person subject to and in accordance with the relevant provisions of the Funding 1 Deed of Charge.

8.    NOTICES AND DEMANDS

      Any notice or communication under or in connection with this Deed, the Funding 1 Deed of Charge or the Master Definitions and Construction Schedule shall be given in the manner and at the times set out in CLAUSE 30 (Notices and Demands) of the Funding 1 Deed of Charge to the addresses given in this CLAUSE 8 or at such other address as the recipient may have notified to the other parties hereto and/or thereto in writing.

      The address referred to in this CLAUSE 8 for the Fourth Issuer is:

                              Permanent Financing (No. 4) PLC
                              Blackwell House
                              Guildhall Yard
                              London
                              EC2V 5AE

      Facsimile:              +44 (0) 20 7556 0975
      For the attention of:   The Directors

      with a copy to:         HBOS Treasury Services plc
                              33 Old Broad Street
                              London
                              EC2N 1HZ

      Facsimile:              +44 (0) 20 7574 8784
      For the attention of:   Head of Capital Markets and Securitisation

      The address referred to in this CLAUSE 8 for the Fourth Start-up Loan Provider is:

                              Halifax plc
                              Trinity Road (LP/3/3/SEC)
                              Halifax
                              West Yorkshire
                              HX1 2RG

      Facsimile:              +44 (0) 113 235 7511
      For the attention of:   the Head of Mortgage Securitisation

      with a copy to:         HBOS Treasury Services plc
                              33 Old Broad Street
                              London
                              EC2N 1HZ

      Facsimile:              +44 (0) 20 7574 8784
      For the attention of:   the Head of Capital Markets and Securitisation

      The address referred to in this CLAUSE 8 for the Security Trustee is:

                              The Bank of New York
                              One Canada Square
                              London E14 5AL

      Facsimile:              +(44) (0) 20 7964 6061/6399
      For the attention of:   Global Structured Finance - Corporate Trust

      or such other address and/or numbers as the Fourth Issuer, the Fourth Start-up Loan Provider or the Security Trustee may notify to the parties to the Funding 1 Deed of Charge in accordance with the provisions thereof.

9.    CHOICE OF LAW

      This Deed is governed by and shall be construed in accordance with English law.

DULY EXECUTED AND DELIVERED AS A DEED by each of the parties hereto or on its behalf on the date appearing on page 1.

                                  SIGNATORIES


FUNDING 1

EXECUTED as a DEED by                    )
PERMANENT FUNDING (NO. 1)                )
LIMITED acting by two                    )
directors/a director and the secretary   )

Director

Director/Secretary





FIRST ISSUER

EXECUTED as a DEED by                    )
PERMANENT FINANCING (NO. 1)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary





SECOND ISSUER

EXECUTED as a DEED by                    )
PERMANENT FINANCING (NO. 2)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary

THIRD ISSUER

EXECUTED as a DEED by                      )
PERMANENT FINANCING (NO. 3)                )
PLC acting by two                          )
directors/a director and the secretary     )

Director

Director/Secretary





HALIFAX

EXECUTED as a DEED by                      )
HALIFAX PLC                                )
IN ITS CAPACITIES AS SELLER, CASH MANAGER  )
FUNDING 1 SWAP PROVIDER, FIRST START-UP    )
LOAN PROVIDER, SECOND START-UP LOAN        )
PROVIDER, THIRD START-UP LOAN PROVIDER     )
AND FOURTH START-UP LOAN PROVIDER          )
acting by its attorney                     )
in the presence of                         )

Witness:

Name:

Address:





THE GOVERNOR AND COMPANY OF THE BANK OF SCOTLAND

EXECUTED as a DEED by                      )
THE GOVERNOR AND COMPANY OF                )
THE BANK OF SCOTLAND                       )
IN ITS CAPACITIES AS ACCOUNT BANK          )
AND FUNDING 1 GIC PROVIDER                 )
acting by two directors/a director         )
and the secretary                          )

Director

Director/Secretary

FUNDING 1 CORPORATE SERVICES PROVIDER

EXECUTED as a DEED by                      )
STRUCTURED FINANCE                         )
MANAGEMENT LIMITED                         )
acting by two Directors/a director         )
and the secretary                          )

Director

Director/Secretary





FUNDING 1 LIQUIDITY FACILITY PROVIDER

EXECUTED as a DEED by                      )
JPMORGAN CHASE BANK                        )
acting by its attorney                     )
in the presence of                         )

Witness:

Name:

Address:





SECURITY TRUSTEE

EXECUTED as a DEED by                      )
THE BANK OF NEW YORK                       )
acting by its attorney in the presence of  )

Witness:

Name:

Address:

FOURTH ISSUER

EXECUTED as a DEED by                    )
PERMANENT FINANCING (NO. 4)              )
PLC acting by two                        )
directors/a director and the secretary   )

Director

Director/Secretary

                                  APPENDIX 1

               AMENDED AND RESTATED FUNDING PRIORITY OF PAYMENTS

                                  SCHEDULE 3

                        FUNDING 1 PRIORITY OF PAYMENTS

                                    PART 1

            FUNDING 1 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS

1.    CALCULATION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS

1.1 On the day falling four London Business Days prior to each Funding 1 Interest Payment Date, the Cash Manager will calculate whether Funding 1 Available Revenue Receipts will be sufficient on the next Funding 1 Interest Payment Date to pay items (a) to (f), (h), (j) and (l) in the Funding 1 Pre-Enforcement Revenue Priority of Payments.

1.2 Subject to paragraph below, if there would be insufficient Funding 1 Available Revenue Receipts on the next Funding 1 Interest Payment Date to pay items (a) to (f), (h), (j) and (l) of the Funding 1 Pre-Enforcement Revenue Priority of Payments, then Funding 1 (or the Cash Manager on its behalf) shall pay or provide for that deficit by applying amounts then standing to the credit of (a) the Funding 1 Principal Ledger, if any, and
      (b) any amounts standing to the credit of the Cash Accumulation Ledger after deducting the amounts standing to the credit of the Funding 1 Principal Ledger (if any) from such ledger, and the Cash Manager shall make a corresponding entry in the relevant Principal Deficiency Ledger.

1.3 Funding 1 Principal Receipts may not be used to pay interest on any Term Advance if and to the extent that would result in a deficiency being recorded or an existing deficiency being increased on a Principal Deficiency Sub-Ledger relating to a higher ranking Term Advance.

1.4 If there are no (or insufficient) amounts standing to the credit of the Funding 1 Principal Ledger and/or the Cash Accumulation Ledger to cure the insufficiency described in paragraph above (an "UNCURED FUNDING 1 REVENUE SHORTFALL"), then on the London Business Day immediately preceding the relevant Funding 1 Interest Payment Date the Cash Manager will (i) direct Funding 1 to request a drawing pursuant to CLAUSE 5.1 of the Funding 1 Liquidity Facility Agreement to apply towards the deficit and/or (ii) make a withdrawal from the Liquidity Reserve Fund, as applicable, to apply towards the deficit in accordance with the Funding 1 Pre-Enforcement Revenue Priority of Payments.

2. DISTRIBUTION OF FUNDING 1 AVAILABLE REVENUE RECEIPTS PRIOR TO THE SERVICE OF AN INTERCOMPANY LOAN ACCELERATION NOTICE ON FUNDING 1

2.1 This section sets out the order of priority of payments by Funding 1 as at the Closing Date. If Funding 1 enters into New Intercompany Loan Agreements, then this order of priority may change pursuant to CLAUSE 7.5 of the Funding 1 Deed of Charge.

2.2 Except for amounts due to third parties by an Issuer and/or Funding 1 under paragraph below or amounts due to the Account Bank and/or an Issuer Account Bank which shall be paid when due, on each Funding 1 Interest Payment Date prior to the service of an Intercompany Loan Acceleration Notice on Funding 1, the Cash Manager will apply (i) the Funding 1 Available Revenue Receipts, (ii) if there is an Uncured Funding 1 Revenue

      Shortfall on such date and a Liquidity Reserve Fund Rating Event has occurred and is continuing, withdrawals from the Liquidity Reserve Fund to the extent necessary to pay the items in paragraphs 2.2(a) to (f), (h) and
      (l) and (iii) if there is an Uncured Funding 1 Revenue Shortfall on such date after application of amounts withdrawn from the Liquidity Reserve Fund pursuant to the preceding clause (ii), drawings under the Funding 1 Liquidity Facility Agreement to the extent necessary to pay the items in paragraphs 2.2(a) to (f), (h) and (l), in the following order of priority (being the FUNDING 1 PRE-ENFORCEMENT REVENUE PRIORITY OF PAYMENTS):

      (a) firstly, in or towards satisfaction of pro rata and pari passu, the amounts due to:

             (i) the Security Trustee (together with interest and any amount in respect of VAT (or similar taxes) on those amounts) and to provide for any amounts due or to become due in the immediately following Interest Period to the Security Trustee under the Funding 1 Deed of Charge;

             (ii) pro rata and pari passu, to pay amounts due to the First Issuer in respect of the First Issuer's obligations specified in items (a) to (c) inclusive of the First Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the First Issuer Post-Enforcement Priority of Payments;

             (iii) pro rata  and  pari  passu, to pay amounts due to the Second
                   Issuer in respect of the Second Issuer's obligations specified in items (a) to (c) inclusive of the Second Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the Second Issuer Post-Enforcement Priority of Payments;

             (iv) pro rata and pari passu, to pay amounts due to the Third Issuer in respect of the Third Issuer's obligations specified in items (a) to (c) inclusive of the Third Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the Third Issuer Post-Enforcement Priority of Payments;

             (v) pro rata and pari passu, to pay amounts due to the Fourth Issuer in respect of the Fourth Issuer's obligations specified in items (a) to (c) inclusive of the Fourth Issuer Pre-Enforcement Revenue Priority of Payments or, as the case may be, items (a) and (b) of the Fourth Issuer Post-Enforcement Priority of Payments;

             (vi) any third party creditors of Funding 1 (other than those referred to later in this order of priority of payments), which amounts have been incurred without breach by Funding 1 of the Funding 1 Agreements (and for which payment has not been provided for elsewhere) and to provide for any of these amounts expected to become due and payable in the immediately following Interest Period by Funding 1 and to pay or discharge any liability of Funding 1 for corporation tax on any chargeable income or gain of Funding 1;

      (b) secondly, in or towards satisfaction of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility Agreement (except for amounts drawn thereunder to repay principal on the Bullet Term Advances and any Funding 1 Liquidity Subordinated Amounts);

      (c) thirdly, in or towards satisfaction of amounts due and payable to the Cash Manager under the Cash Management Agreement (together with any amount in respect of VAT (or similar taxes) on those amounts);

      (d) fourthly, in or towards satisfaction, pro rata and pari passu, of amounts, if any, due and payable to the Account Bank under the terms of the Bank Account Agreement and to the Funding 1 Corporate Services Provider under the Funding 1 Corporate Services Agreement;

      (e) fifthly, in or towards satisfaction of all amounts (if any) due and payable to the Funding 1 Swap Provider under the Funding 1 Swap Agreement (including termination payments but excluding any Funding 1 Swap Excluded Termination Amount);

      (f) sixthly, in or towards satisfaction, pro rata and pari passu, of the amounts of interest due and payable on the Term AAA Advances;

      (g) seventhly, towards a credit to the AAA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

      (h) eighthly, in or towards satisfaction, pro rata and pari passu, of the amounts of interest due and payable on the Term AA Advances;

      (i) ninthly, towards a credit to the AA Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

      (j) tenthly, in or towards satisfaction, pro rata and pari passu, of the amounts of interest due and payable on the Term A Advances;

      (k) eleventhly, towards a credit to the A Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

      (l) twelfthly, in or towards satisfaction, pro rata and pari passu, of amounts of interest due and payable on the Term BBB Advances;

      (m) thirteenthly, towards a credit to the BBB Principal Deficiency Sub-Ledger in an amount sufficient to eliminate any debit on that ledger;

      (n) fourteenthly, in or towards satisfaction, pro rata and pari passu, according to the respective amounts thereof:

             (i) any amounts due to the First Issuer in respect of the First Issuer's obligations (if any) to make a termination payment to a First Issuer Swap Provider (but excluding any First Issuer Swap Excluded Termination Amount);

             (ii) any amounts due to the Second Issuer in respect of the Second Issuer's obligations (if any) to make a termination payment to a Second Issuer Swap Provider (but excluding any Second Issuer Swap Excluded Termination Amount); and

             (iii) any  amounts due to the Third Issuer in respect of the Third
                   Issuer's obligations (if any) to make a termination payment to a Third Issuer Swap Provider (but excluding any Third Issuer Swap Excluded Termination Amount);

             (iv) any amounts due to the Fourth Issuer in respect of the Fourth Issuer's obligations (if any) to make a termination payment to a Fourth Issuer Swap Provider (but excluding any Fourth Issuer Swap Excluded Termination Amount);

      (o) fifteenthly, towards a credit to the General Reserve Ledger in an amount up to the General Reserve Fund Required Amount taking into account any net replenishment of the General Reserve Fund on that Funding 1 Interest Payment Date from Funding 1 Available Principal Receipts;

      (p) sixteenthly, towards a credit to the Liquidity Reserve Ledger to the extent the amount standing to the credit thereof is less than the Liquidity Reserve Fund Required Amount, taking into account any net replenishment of the Liquidity Reserve Fund on the Funding 1 Interest Payment Day from Funding 1 Available Principal Receipts;

      (q) seventeenthly, in or towards satisfaction, pro rata and pari passu, of any amounts due (without double counting) to:

             (i) the First Issuer in respect of the First Issuer's obligations to make any termination payment to a First Issuer Swap Provider as a result of a First Issuer Swap Provider Downgrade Termination Event;

             (ii) the Second Issuer in respect of the Second Issuer's obligations to make any termination payment to a Second Issuer Swap Provider as a result of a Second Issuer Swap Provider Downgrade Termination Event;

             (iii) the  Third  Issuer   in   respect   of  the  Third  Issuer's
                   obligations to make any termination payment to a Third Issuer Swap Provider as a result of a Third Issuer Swap Provider Downgrade Termination Event;

             (iv) the Fourth Issuer in respect of the Fourth Issuer's obligations to make any termination payment to a Fourth Issuer Swap Provider as a result of a Fourth Issuer Swap Provider Downgrade Termination Event;

             (v) the First Issuer in respect of any other amounts due and payable under the First Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities:

             (vi) the Second Issuer in respect of any other amounts due and payable under the Second Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities:

             (vii) the Third Issuer  in  respect  of  any other amounts due and payable under the Third Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities:

            (viii) the  Fourth  Issuer in respect of any other amounts due  and payable under the Fourth Issuer Intercompany Loan Agreement and not otherwise provided for in this order of priorities:

             (ix) after the occurrence of a Funding 1 Swap Provider Default or a Funding 1 Swap Provider Downgrade Termination Event, towards payment of any termination amount due and payable by Funding 1 under the Funding 1 Swap Agreement; and

             (x) the Funding 1 Liquidity Facility Provider to pay any Funding 1 Liquidity Subordinated Amounts due under the Funding 1 Liquidity Facility Agreement;

      (r) eighteenthly, towards payment pro rata and pari passu amounts due to:

             (i) the First Start-up Loan Provider under the First Start-up Loan Agreement; and

             (ii) the Second Start-up Loan Provider under the Second Start-up Loan Agreement;

             (iii) the Third Start-up Loan Provider  under  the  Third Start-up
                   Loan Agreement;

             (iv) the Fourth Start-up Loan Provider under the Fourth Start-up Loan Agreement;

      (s) nineteenthly, towards payment of an amount equal to 0.01 per cent. of the Funding 1 Available Revenue Receipts; and

      (t) twentiethly, towards payment to the shareholders of Funding 1 of any dividend declared by Funding 1.

                                    PART 2

                  FUNDING 1 PRINCIPAL PRIORITIES OF PAYMENTS

1.    DUE AND PAYABLE DATES OF TERM ADVANCES

1.1 Each First Issuer Term Advance shall become "due and payable" on the earlier to occur of:

      (a)    each respective First Issuer Term Advances Due Date;

      (b)    the date upon which a Trigger Event occurs;

      (c) the date upon which the Note Trustee serves a Note Acceleration Notice on the First Issuer; and

      (d) the date upon which the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1.

1.2 Each Second Issuer Term Advance shall become "due and payable" on the earlier to occur of:

      (a)    each respective Second Issuer Term Advances Due Date;

      (b)    the date upon which a Trigger Event occurs;

      (c) the date upon which the Note Trustee serves a Note Acceleration Notice on the Second Issuer;

      (d) the date upon which the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1; and

      (e) the date upon which a step-up date occurs in relation to the relevant Second Issuer Term Advance.

1.3 Each Third Issuer Term Advance shall become "due and payable" on the earlier to occur of:

      (a)    each respective Third Issuer Term Advances Due Date;

      (b)    the date upon which a Trigger Event occurs;

      (c) the date upon which the Note Trustee serves a Note Acceleration Notice on the Third Issuer;

      (d) the date upon which the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1; and

      (e) the date upon which a step-up date occurs in relation to the relevant Third Issuer Term Advance.

1.4 Each Fourth Issuer Term Advance shall become "due and payable" on the earlier to occur of:

      (a)    each respective Fourth Issuer Term Advances Due Date;

      (b)    the date upon which a Trigger Event occurs;

      (c) the date upon which the Note Trustee serves a Note Acceleration Notice on the Fourth Issuer;

      (d) the date upon which the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1; and

      (e) the date upon which a step-up date occurs in relation to the relevant Fourth Issuer Term Advance.

      (f)    [Option to prepay?]

1.5 In respect of certain of the Term Advances, if there are insufficient Funding 1 Available Principal Receipts available to repay such Term Advance on a Funding 1 Interest Payment Date upon which that Term Advance is due and payable (either in full or as a Scheduled Amortisation Instalment), then the shortfall will be repaid on subsequent Funding 1 Interest Payment Dates from Funding 1 Available Principal Receipts until that Term Advance is fully repaid.

2. REPAYMENT OF TERM ADVANCES OF EACH SERIES PRIOR TO THE OCCURRENCE OF A TRIGGER EVENT AND PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

2.1   On each Funding 1 Interest  Payment  Date (but prior to the date on which
      (a) a Trigger Event occurs, (b) the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1 or (c) each Issuer has been served with a Note Acceleration Notice by the Security Trustee), the Cash Manager shall apply Funding 1 Available Principal Receipts in the following order of priority:

      (a) firstly, towards repayment of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that amounts were drawn thereunder in order to make Eligible Liquidity Facility Principal Repayments;

      (b) secondly, towards replenishment of the General Reserve Fund to the extent only that monies have been drawn from the General Reserve Fund to make Eligible General Reserve Fund Principal Repayments;

      (c) thirdly, towards a credit to the Funding 1 Liquidity Reserve Ledger to the extent that the amount standing to the credit thereof is less than the Liquidity Reserve Required Amount;

      (d) fourthly, towards repayment of all Term AAA Advances that are then due and payable in an order of priority based on their Final Repayment Date, so that the earliest maturing Term AAA Advance is paid first (and if any Term AAA Advances have the same Final Repayment Date, then those Term Advances will be repaid pro rata and pari passu), in each case subject to Rules (1), (2) and (3) set out in paragraphs 2.2(a), (b) and (c) below;

      (e) fifthly, pro rata and pari passu towards repayment of all Term AA Advances that are then due and payable, in each case subject to Rules (1), (2) and (3) set out in paragraphs 2.2(a), (b) and (c) below;

      (f)    sixthly,  pro rata and pari passu towards  repayment of all Term A
             Advances that are then due and payable, in each case subject to Rules (1), (2) and (3) set out in paragraphs 2.2(a), (b) and (c) below;

      (g) seventhly, pro rata and pari passu towards repayment of all Term BBB Advances that are then due and payable, in each case subject to Rules (1), (2) and (3) set out in paragraphs 2.2(a), (b) and
             (c) below;

      (h) eightly, towards a credit to the Cash Accumulation Ledger until the balance is equal to Funding 1's Cash Accumulation Liability (as calculated after any payments are made at paragraph 2.1(d) above); and

      (i) ninethly, the remainder shall be credited to the Funding 1 Principal Ledger.

2.2 In the applicable circumstances, the following Rules apply in determining the amounts to be paid under paragraphs 2.1(d), (e) , (f) and (g) above and, where indicated, paragraphs 3.1(d), (e), (f), and (g) and 4.1(d),
      (e), (f) and (g) below:

      (a)    Rule  (1)  - Deferral of repayment of Pass-Through  Term  Advances
             and/or   Scheduled    Amortisation    Instalments    in    certain
             circumstances.

             (i) Deferral of Term AA Advances, Term A Advances and/or Term BB Advances

                   (A)   If on a Funding 1 Interest Payment Date:

                         I. there is a debit balance on the BBB Principal Deficiency Sub-Ledger, the A Principal
                                Deficiency Sub-Ledger or the AA Principal Deficiency Sub-Ledger, after application of the Funding 1 Available Revenue Receipts on that Funding 1 Interest Payment Date; or

                         II. the Adjusted General Reserve Fund Level is less than the General Reserve Fund Threshold; or

                         III. the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust, in respect of which the aggregate amount in arrears is more than three times the Monthly Payment then due, is more than 5 per cent. of the aggregate Outstanding Principal Balance of Loans in the Mortgages Trust,

                         then until the relevant circumstances as described in subparagraphs 2.2(a)(i)(A)I, II or III above has been cured or otherwise ceases to exist, if:

                         (aa) any Term AAA Advance (whether or not such Term AAA Advance is then due and payable) remains outstanding after making the payments under paragraph 2.1(d) above the Term AA Advances (including the Fourth Issuer Term AA Advances) will not be entitled to Principal Repayments under paragraph 2.1(e) above;

                         (bb) any Term AAA Advance or any AA Term Advance (whether or not such Term AAA Advance or Term AA Advance is then due and payable) remains outstanding after making the payments under paragraphs 2.1(d) and/or (e) above then the Term A Advances (including the Fourth Issuer Term A

                                Advances) will not be entitled to Principal Repayments under paragraph 2.1(g) above.

                         (cc) any Term AAA Advance, any AA Term Advance or any Term A Advance (whether or not such Term AAA Advance or Term AA Advance or Term A Advance is then due and payable) remains outstanding after making the payments under paragraphs 2.1(d) and/or (e) and/or (f) above then the Term BBB Advances (including the Fourth Issuer Term BBB Advances) will not be entitled to Principal Repayments under paragraph 2.1(g) above.

             (ii) Deferral of Scheduled Amortisation Term Advances when CPR is below certain threshold(s) prior to Step-up Date:

                   If on a Funding 1 Interest Payment Date:

                   (A) one or more Bullet Term Advances are within a Cash Accumulation Period at that time (irrespective of whether any Scheduled Amortisation Instalments are then in a Cash Accumulation Period); and

                   (B)   either:

                         I.     the quarterly CPR is less than 10 per cent.; or

                         II.    both:

                                (aa) the quarterly CPR is equal to or greater than 10 per cent., but less than 15 per cent.; and

                                (bb) the annualised CPR is less than 10 per cent.,

                                then on or before their Step-up Dates the Scheduled Amortisation Term Advances will be entitled to Principal Repayments under paragraph 2.1(d) above only to the extent permitted under the Scheduled Amortisation Repayment Restrictions.

             (iii) Deferral of original Pass-Through Term  Advances when CPR is below a certain threshold prior to Step-up Date:

                   If on a Funding 1 Interest Payment Date:

                   (A)   one  or  more  Bullet  Term Advances and/or  Scheduled
                         Amortisation   Instalments    are    within   a   Cash
                         Accumulation Period at that time; and

                   (B)   the quarterly CPR is less than 15 per cent.; and

                   (C)   there is a Cash Accumulation Shortfall at that time,

                   then, on or before their Step-up Dates, the  Original  Pass-
                   Through   Term   Advances  will  be  entitled  to  principal
                   repayments under paragraphs 2.1(d),

                  (e), (f) and (g) (as applicable) above only to the extent permitted under the Pass-Through Repayment Restrictions.

      (b) Rule (2) - Repayment of Payable Pass-Through Term Advances after the occurrence of a Step-up Date

             Following the occurrence of the Step-up Date under an Intercompany Loan Agreement (INTERCOMPANY LOAN A) but prior to the time which Rule (3) (as set out in paragraph 2.2(c) below) becomes applicable and provided that the Funding 1 Share of the Trust Property is greater than zero, the aggregate amount repaid on a Funding 1 Interest Payment Date in relation to Term Advances (other than Bullet Term Advances or Scheduled Amortisation Instalments) under that Intercompany Loan A under paragraphs 2.1(d), (e), (f) and (g) above shall be limited to an amount calculated as follows:

                                       Outstanding Principal Balance of
                                            Intercompany Loan A
Funding 1 Principal Funds x  --------------------------------------------------
                               Aggregate Outstanding Principal Balance of all
                                             Intercompany Loans

      (c) Rule (3) - Repayment of Term Advances after service of a Note Acceleration Notice on one or more (but not all) of the Issuers

             If the Note Trustee serves a Note Acceleration Notice on one or more (but not all) of the Issuers, then this Rule (3) will apply. In these circumstances:

             (i) service of a Note Acceleration Notice will not result in automatic enforcement of the Funding 1 Security;

             (ii) all of the Term Advances (including any outstanding Bullet Term Advances and Scheduled Amortisation Instalments) under the Intercompany Loan relating to the relevant Issuer who has been served a Note Acceleration Notice (INTERCOMPANY LOAN B) will become immediately due and payable;

             (iii) the Cash Manager  shall  apply  the  appropriate  amount  of
                   Funding 1 Available Principal Receipts allocated to Intercompany Loan B at the relevant level of the Funding 1 Principal Priorities of Payments, towards repayment, pro rata and pari passu, of any Term AAA Advances outstanding under that Intercompany Loan B (that is, those Term AAA Advances will not be repaid in an order of priority based on their Final Repayment Date); and

             (iv) the aggregate amount repaid on a Funding 1 Interest Payment Date in respect of Intercompany Loan B under paragraphs 2.1(d), (e), (f) and (g), 3.1(d), (e), (f) and (g) or
                   4.1(d), (e), (f) and (g) (as applicable) of the relevant priority of payments shall be limited to an amount calculated as follows:

                                Outstanding Principal Balance of Intercompany
                                                     Loan B
Funding 1 Principal Funds x ---------------------------------------------------
                                Aggregate Outstanding Principal Balance of all
                                              Intercompany Loans

      ALLOCATIONS INVOLVING RULE (2) OR RULE (3)

3. WHERE RULE (2) OR RULE (3) APPLIES AT A LEVEL OF ANY PRIORITY OF PAYMENTS, THE FUNDS AVAILABLE FOR MAKING PAYMENTS AT THAT LEVEL SHALL FIRST BE ALLOCATED WITHOUT REFERENCE TO RULE (2) OR RULE (3) (AS APPLICABLE). HOWEVER, IF THE AMOUNT SO ALLOCATED TO ONE OR MORE TERM ADVANCES EXCEEDS THE AMOUNT PERMITTED UNDER RULE (2) OR RULE (3) (AS APPLICABLE) TO BE PAID IN RESPECT OF THOSE TERM ADVANCES (THE Capped Advances), THE EXCESS SHALL THEN BE REALLOCATED AMONG ANY OTHER TERM ADVANCES AT THAT LEVEL USING THE METHOD OF ALLOCATION AS APPLIES AT THAT LEVEL BUT WITHOUT REFERENCE TO THE CAPPED ADVANCES IN CALCULATING SUCH REALLOCATION. IF A FURTHER SUCH EXCESS ARISES AS A RESULT OF THE REALLOCATION PROCESS, THE REALLOCATION PROCESS SHALL BE REPEATED AT THAT LEVEL IN RELATION TO EACH SUCH FURTHER EXCESS THAT ARISES UNTIL NO
      FURTHER FUNDS CAN BE ALLOCATED AT THAT LEVEL FOLLOWING WHICH THE REMAINING EXCESS SHALL THEN BE APPLIED AT THE NEXT LEVEL OF THAT PRIORITY OF PAYMENTS. REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF A NON-ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

3.1 On each Funding 1 Interest Payment Date following the occurrence of a Non-Asset Trigger Event (but prior to the date on which (i) an Asset Trigger Event occurs, (ii) the Security Trustee serves an Intercompany Loan Acceleration Notice on Funding 1 or (iii) each Issuer has been served with a Note Acceleration Notice), the Bullet Term Advances and the Scheduled Amortisation Term Advances under each Intercompany Loan will be deemed to be Pass-Through Term Advances and, on each Funding 1 Interest Payment Date, Funding 1 will be required to apply Funding 1 Available Principal Receipts in the following order of priority:

      (a) firstly, towards repayment of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that amounts were drawn thereunder in order to make Eligible Liquidity Facility Principal Repayments;

      (b) secondly, towards replenishment of the General Reserve Fund to the extent only that monies have been drawn from the General Reserve Fund to make Eligible Reserve Fund Principal Repayments;

      (c) thirdly, towards replenishment of the Liquidity Reserve Fund to the extent only that the amount standing to the credit thereof is less than the Liquidity Reserve Fund Required Amount;

      (d) fourthly, to repay the Term AAA Advance with the earliest Final Repayment Date, then to repay the Term AAA Advance with the next earliest Final Repayment Date, and so on until the Term AAA Advances are fully repaid;

      (e) fifthly, pro rata and pari passu, to repay the Term AA Advances, until those Term AA Advances are fully repaid;

      (f) sixthly, in satisfaction of pro rata and pari passu to repay the Term A Advances, until each of those is fully repaid; and

      (g) seventhly, pro rata and pari passu, to repay the Term BBB Advances, until each of those Term BBB Advances are fully repaid.

4. REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE OCCURRENCE OF AN ASSET TRIGGER EVENT BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE OR THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE

4.1 Following the occurrence of an Asset Trigger Event (whether or not a Non-Asset Trigger Event occurs or has occurred) (but prior to (i) service by the Security Trustee of an Intercompany Loan Acceleration Notice on Funding 1 or (ii) each issuer has been served with a Note Acceleration Notice), the Bullet Term Advances and the Scheduled Amortisation Term Advances in respect of all Intercompany Loans will be deemed to be Pass-Through Term Advances, and on each Funding 1 Interest Payment Date Funding 1 will be required to apply Funding 1 Available Principal Receipts in the following order of priority:

      (a) firstly, towards repayment of amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that those amounts were drawn in order to make Eligible Liquidity Facility Principal Repayments;

      (b) secondly, towards replenishment of the General Reserve Fund to the extent only that monies have been drawn from the General Reserve Fund to make Eligible General Reserve Fund Principal Repayments;

      (c) thirdly, to the extent that monies have been drawn from the Liquidity Reserve Fund to the extent only that the amount standing to the credit thereof is less than the Liquidity Reserve Fund Required Amount;

      (d) fourthly, pro rata and pari passu, towards repayment of the Term AAA Advances, until each of those Term AAA Advances is fully repaid;

      (e) fifthly, pro rata and pari passu, towards repayment of the Term AA Advances until each of those Term AA Advances is fully repaid;

      (f) sixthly, pro rata and pari passu, towards repayment of the Term A Advances until each of those Term A Advances is fully repaid; and

      (g) seventhly, pro rata and pari passu, towards repayment of the Term BBB Advances, until each of those Term BBB Advances is fully repaid.

5. REPAYMENT OF TERM ADVANCES OF EACH SERIES FOLLOWING THE SERVICE ON EACH ISSUER OF A NOTE ACCELERATION NOTICE BUT PRIOR TO THE SERVICE ON FUNDING 1 OF AN INTERCOMPANY LOAN ACCELERATION NOTICE

5.1 If each Issuer has been served with a Note Acceleration Notice, then that will not result in automatic enforcement of the Funding 1 Security under the Funding 1 Deed of Charge. In those circumstances, however, the Bullet Term Advances and any Scheduled Amortisation Term Advances under each Issuer's respective Intercompany Loan will be deemed to be Pass-Through Term Advances and Funding 1 will be required to apply Funding 1 Available Principal Receipts on each Funding 1 Interest Payment Date in the following order of priority:

      (a) firstly, towards repayment to the Funding 1 Liquidity Facility Provider of amounts drawn under the Funding 1 Liquidity Facility on the prior Funding 1 Interest Payment Date in order to make Eligible Liquidity Facility Principal Repayments;

      (b) secondly, towards replenishment of the General Reserve Fund to the extent only that monies have been drawn from the General Reserve Fund to make Eligible General Reserve Fund Principal Repayments;

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      (c)    thirdly,  pro  rata  and pari passu, towards repayment of the Term
             AAA Advances, until each of those Term AAA Advances is fully repaid.

      (d) fourthly, pro rata and pari passu, towards repayment of the Term AA Advances, until each of those Term AA Advances is fully repaid;

      (e) fifthly, pro rata and pari passu, towards repayment of the Term A Advances, until each of those Term A Advances is fully repaid; and

      (f) sixthly, pro rata and pari passu, towards repayment of the Term BBB Advances, until each of those Term BBB Advances is fully repaid

6. REPAYMENT OF TERM ADVANCES WHEN FUNDING 1 RECEIVES THE AMOUNT OUTSTANDING UNDER AN INTERCOMPANY LOAN

      If Funding 1 receives a payment from the Seller in the circumstances set out in CLAUSE 7 of the Mortgages Trust Deed or the proceeds of a New Intercompany Loan which are to be used to refinance another Intercompany Loan (such payment by the Seller or such proceeds being a FULL REPAYMENT AMOUNT), then Funding 1 will not apply the Full Repayment Amount as described in paragraphs 2 to 5 above. Instead, Funding 1 will apply the Full Repayment Amount to repay the relevant Intercompany Loan. If at any time only one Intercompany Loan is outstanding, then Funding 1 will apply the Full Repayment Amount first to repay amounts due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility to the extent only that amounts were drawn thereunder in order to repay the principal amounts of any Bullet Term Advances made under any of the Intercompany Loans and the remainder shall be applied to repay the relevant Intercompany Loan.












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                                    PART 3

                FUNDING 1 POST-ENFORCEMENT PRIORITY OF PAYMENTS

All monies received or recovered by the Security Trustee or the Receiver in respect of the Funding 1 Security subsequent to the Security Trustee serving an Intercompany Loan Acceleration Notice on Funding 1, will be applied (save to the extent required by law) by the Security Trustee or the Receiver on each Funding 1 Interest Payment Date in accordance with the following order of priority (in each case only and to the extent that payments or provision of a higher priority have been made in full):

(a) firstly, in or towards satisfaction of, pro rata and pari passu, amounts due to:

      (i) the Security Trustee and any Receiver appointed by the Security Trustee, together with interest and any amount in respect of VAT (or similar taxes) on those amounts, and to provide for any amounts due or to become due to the Security Trustee and the Receiver in the following Interest Period under the Funding 1 Deed of Charge;

      (ii) the First Issuer in respect of the First Issuer's obligations specified in items (a) and (b) of the First Issuer Post-Enforcement Priority of Payments;

      (iii) the Second Issuer in respect of the Second Issuer's obligations specified in items (a) and (b) of the Second Issuer Post-Enforcement Priority of Payments; and

      (iv) the Third Issuer in respect of the Third Issuer's obligations specified in items (a) and (b) of the Third Issuer Post-Enforcement Priority of Payments;

      (v) the Fourth Issuer in respect of the Fourth Issuer's obligations specified in items (a) and (b) of the Fourth Issuer Post-Enforcement Priority of Payments;

(b) secondly, in or towards satisfaction of amounts due and payable to the Cash Manager and any costs, charges, liabilities and expenses then due or to become due and payable to the Cash Manager under the Cash Management Agreement, together with VAT (or similar taxes) on those amounts;

(c) thirdly, in or towards satisfaction of, pro rata and pari passu, amounts (if any) due to the Account Bank under the terms of the Bank Account Agreement and to the Funding 1 Corporate Services Provider under the Funding 1 Corporate Services Agreements;

(d) fourthly, in or towards satisfaction of amounts (if any) due to the Funding 1 Liquidity Facility Provider under the Funding 1 Liquidity Facility Agreement (except for any Funding 1 Liquidity Facility Subordinated Amounts);

(e) fifthly, in or towards satisfaction of amounts (if any) due to the Funding 1 Swap Provider under the Funding 1 Swap Agreement (including any termination payment but excluding any Funding 1 Swap Excluded Termination Amount;

(f) sixthly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term AAA Advances;

(g) seventhly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term AA Advances;

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

(h) eighthly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term A Advances;

(i) ninthly, in or towards satisfaction of, pro rata and pari passu, amounts of interest and principal due and payable on the Term BBB Advances;

(j)   tenthly, in or towards satisfaction of any amounts due to:

      (i) the First Issuer in respect of the First Issuer's obligation's (if any) to make a termination payment to a First Issuer Swap Provider (but excluding any First Issuer Swap Excluded Termination Amount);

      (ii) the Second Issuer in respect of the Second Issuer's obligations (if any) to make a termination payment to a Second Issuer Swap
             Provider (but excluding any Second Issuer Swap Excluded Termination Amount); and

      (iii) the Third Issuer in respect of the Third Issuer's obligations (if any) to make a termination payment to a Third Issuer Swap Provider (but excluding any Third Issuer Swap Excluded Termination Amount);

      (iv) the Fourth Issuer in respect of the Fourth Issuer's obligations (if any) to make a termination payment to a Fourth Issuer Swap Provider (but excluding any Fourth Issuer Swap Excluded Termination Amount);

(k) eleventhly, in or towards satisfaction of, pro rata and pari passu (without double counting):

      (i) amounts due to the First Issuer in respect of the First Issuer's obligations to pay any termination payment to a First Issuer Swap Provider as a result of a First Issuer Swap Provider Default or a First Issuer Swap Provider Downgrade Termination Event (as appropriate);

      (ii) amounts due to the Second Issuer in respect of the Second Issuer's obligations to pay any termination payment to a Second Issuer Swap Provider as a result of a Second Issuer Swap Provider Default or an Swap Provider Downgrade Termination Event (as appropriate);

      (iii) amounts due to the Third Issuer in respect of the Third Issuer's obligations to pay any termination payment to a Third Issuer Swap Provider as a result of a Current Swap Provider Default or an Swap Provider Downgrade Termination Event (as appropriate);

      (iv) amounts due to the Fourth Issuer in respect of the Fourth Issuer's obligations to pay any termination payment to a Fourth Issuer Swap Provider as a result of a Current Swap Provider Default or an Swap Provider Downgrade Termination Event (as appropriate);

      (v) any other amounts due to the First Issuer under the First Issuer Intercompany Loan Agreement and not otherwise provided for earlier in this order of priorities;

      (vi) any other amounts due to the Second Issuer under the Second Issuer Intercompany Loan Agreement and not otherwise provided for earlier in this order of priorities;

      (vii) any other amounts due to the Third Issuer under the Third Issuer Intercompany Loan Agreement and not otherwise provided for earlier in this order of priorities;

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

      (viii) any other amounts due to the Fourth Issuer under the Fourth Issuer Intercompany Loan Agreement and not otherwise provided for earlier in this order of priorities;

      (ix) any Funding 1 Liquidity Subordinated Amounts due to the Funding 1 Liquidity Facility Provider; and

      (x) amounts due to the Funding 1 Swap Provider in respect of any termination payment due to the Funding 1 Swap Provider as a result of a Funding 1 Swap Provider Default or a Funding 1 Swap Provider Downgrade Termination Event; and

(l)   twelfthly, towards payment, pro rata and pari passu, of amounts due to:

      (i) the First Start-up Loan Provider under the First Start-up Loan Agreement;

      (ii) the Second Start-up Loan Provider under the Second Start-up Loan Agreement;

      (iii) the Third Start-up Loan Provider under the Third Start-up Loan Agreement; and

      (iv) the Fourth Start-up Loan Provider under the Fourth Start-up Loan Agreement.
















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